   As filed with the Securities and Exchange Commission on October 17, 2001

                                                 Registration No. 333-__________
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                    FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                              TransMontaigne Inc.
            (Exact name of registrant as specified in its charter)

Delaware                                                                                   06-1052062
-------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

2750 Republic Plaza
370 17th Street
Denver, Colorado                                                                                80202
-------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                     (Zip Code)

                   TransMontaigne Inc. Equity Incentive Plan
--------------------------------------------------------------------------------
                           (Full title of the plan)

                           ________________________

               Erik B. Carlson, Esq.                                  Copy to:
           Secretary and General Counsel                        Whitney Holmes, Esq.
                TransMontaigne Inc.                            Hogan & Hartson L.L.P.
                2750 Republic Plaza                     1200 Seventeenth Street, Suite 1500
                  370 17th Street                              Denver, Colorado 80202
              Denver, Colorado 80202                               (303) 899-7300
                  (303) 626-8200
----------------------------------------------------------------------------------------------
       (Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                Amount       Proposed maximum     Proposed maximum       Amount of
          Title of securities                   to be         offering price     aggregate offering    registration
           to be registered                 Registered (1)    per share (2)           price (2)           fee (2)
---------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share        2,312,095           $5.34             $12,346,587.30       $3,086.65
---------------------------------------------------------------------------------------------------------------------
=====================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares of common stock shown in the table above, an indeterminate number of shares of common stock that may be issued as a result of anti-dilution provisions contained in the plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average high and low sales prices of the Registrant's common stock as reported on the American Stock Exchange on October 10, 2001.

     The exhibit index is located on page 5 of this registration statement.
================================================================================
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     TransMontaigne Inc., a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act the Registration Statement on Form S-8, File No. 333-34579 (the "Prior Registration Statement"), covering the registration on August 29, 1997 of 1,800,000 shares of common stock authorized for issuance under the TransMontaigne Oil Company Equity Incentive Plan as then in effect (the "Original Plan").

     Effective as of March 17, 1999, the Registrant's Board of Directors approved two amendments to the Original Plan (as so amended, the "Plan"). The first amendment, ratified by the stockholders of the Registrant on November 18, 1999, (1) increased the number of shares of common stock available for issuance thereunder by 1,700,000 shares to a total of 3,500,000, (2) added an "evergreen" feature pursuant to which the number of shares available for issuance under the Plan increases annually, beginning on June 30, 2000, by a number of shares of common stock of the Registrant equal to one percent of the total number of issued and outstanding shares of common stock on the last day of immediately preceding fiscal year (June 30), and (3) changed the name of the Plan to "TransMontaigne Inc. Equity Incentive Plan." The second amendment changed the definition of "change in control" under the Plan. Accordingly, after giving effect to the one percent increases on June 30, 2000 and 2001, the total number of shares of common stock issued or available for issuance under the Plan as of October 17, 2001 is 4,112,095.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     Item 2. Registrant Information and Employee Plan Annual Information.

     If participants in the Plan call or write to Harold R. Logan, Jr., Chief Financial Officer, TransMontaigne Inc., 2750 Republic Plaza, 370 17th Street, Denver, Colorado 80202, (303) 626-8200, we will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

     Additionally, the following documents and all other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-12646) filed with the Commission on December 6, 1993 under the Exchange Act, as updated in the Registrant's Registration Statement on Form S-4 (File No. 333-03195) filed with the Commission on May 10, 1996 under the Securities Act.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

     To the extent that any proxy statement or any current report on Form 8-K is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement or in Item 9 of such Form 8-K which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     Item 8.      Exhibits.

       Exhibit No.       Description of Exhibit
       -----------       ----------------------

          5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby. FILED HEREWITH.

          23.1 Consent of Hogan & Hartson L.L.P. Contained in its opinion filed herewith as Exhibit 5.1.

          23.2 Consent of KPMG LLP, Independent Public Accountants, with respect to the Registrant. FILED HEREWITH.

          24.1 Power of Attorney. Included on the signature page to this registration statement.

          99.1           TransMontaigne Oil Company Equity Incentive Plan.
                         Incorporated by reference to the Registrant's Definitive Proxy Statement (File No. 001-11763) filed on August 8, 1997 in connection with its August 28, 1997 Annual Meeting of Stockholders.

          99.2 Amendment to TransMontaigne Oil Company Equity Incentive Plan, effective March 17, 1999, changing name of Plan to "TransMontaigne Inc. Equity Incentive Plan" and increasing the number of shares of the Registrant's common stock authorized for issuance under the Plan. Incorporated by reference to the Registrant's Definitive Proxy Statement (File No. 001-11763) filed on October 26, 1999 in connection with its November 18, 1999 Annual Meeting of Stockholders.

          99.3 Amendment to TransMontaigne Inc. Equity Incentive Plan, effective March 17, 1999, modifying the definition of "change in control" under the Plan. FILED HEREWITH.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 9th day of October, 2001.

                                                  TRANSMONTAIGNE INC.

                                                  By: /s/ DONALD H. ANDERSON
                                                     ---------------------------
                                                     Donald H. Anderson
                                                     Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald H. Anderson and Harold R. Logan, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed on by the following persons in the capacities and on the dates indicated:

        SIGNATURE                                       TITLE                                   DATE
        ---------                                       -----                                   ----

/s/ DONALD H. ANDERSON                President, Chief Executive Officer, Chief Operating   October 9, 2001
------------------------------------  Officer, Vice Chairman and Director
Donald H. Anderson                    (Principal Executive Officer)

/s/ HAROLD R. LOGAN, JR.              Executive Vice President, Chief Financial Officer,    October 9, 2001
------------------------------------  Treasurer and Director
Harold R. Logan, Jr.                  (Principal Financial Officer)

/s/ RODNEY R. HILT                    Vice President, Controller and Chief Accounting       October 9, 2001
------------------------------------  Officer
Rodney R. Hilt                        (Principal Accounting Officer)

/s/ CORTLANDT S. DIETLER              Chairman and Director                                 October 9, 2001
------------------------------------
Cortlandt S. Dietler

/s/ BEN A. GUILL                      Director                                              October 15, 2001
------------------------------------
Ben A. Guill

/s/ BRYAN H. LAWRENCE                 Director                                              October 12, 2001
------------------------------------
Bryan H. Lawrence

/s/ EDWIN H. MORGENS                  Director                                              October 11, 2001
------------------------------------
Edwin H. Morgens

                                 EXHIBIT INDEX

       Exhibit No.              Description of Exhibit
       -----------              ----------------------

          5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby. FILED HEREWITH.

          23.1 Consent of Hogan & Hartson L.L.P. Contained in its opinion filed herewith as Exhibit 5.1.

          23.2 Consent of KPMG LLP, Independent Public Accountants, with respect to the Registrant. FILED HEREWITH.

          24.1 Power of Attorney. Included on the signature page to this registration statement.

          99.1 TransMontaigne Oil Company Equity Incentive Plan. Incorporated by reference to the Registrant's Definitive Proxy Statement (File No. 001-11763) filed on August 8, 1997 in connection with its August 28, 1997 Annual Meeting of Stockholders.

          99.2 Amendment to TransMontaigne Oil Company Equity Incentive Plan, effective March 17, 1999, changing name of Plan to "TransMontaigne Inc. Equity Incentive Plan" and increasing the number of shares of the Registrant's common stock authorized for issuance under the Plan. Incorporated by reference to the Registrant's Definitive Proxy Statement (File No. 001-11763) filed on October 26, 1999 in connection with its November 18, 1999 Annual Meeting of Stockholders.

          99.3 Amendment to TransMontaigne Inc. Equity Incentive Plan, effective March 17, 1999, modifying the definition of "change in control" under the Plan. FILED HEREWITH.